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                                                                    Exhibit 23.5

              [LETTERHEAD OF DAVIS POLK & WARDWELL APPEARS HERE]



                                                    July 28, 1994



Columbia/HCA Healthcare Corporation
201 West Main Street
Louisville, Kentucky 40202

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-4, File No. 33-54475 (the "Registration Statement"), filed with the Securities and Exchange Commission in connection with the merger of Medical Care America, Inc. with a wholly-owned subsidiary of Columbia/HCA Healthcare Corporation.

         We consent to the references to our firm under the captions "Certain Federal Income Tax Consequences" and "Legal Matters" in the Prospectus that is part of the Registration Statement.

                                         Very truly yours,


                                         /s/ Davis Polk & Wardwell